Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND ACCESSION
AGREEMENT

This Third Amendment to Credit Agreement and Accession Agreement (this “Third Amendment”) is made as of April 24, 2007, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Sandwich” and, collectively with OLLC, Global, Glen Hes and Montello, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Initial Guarantors and each individually, an “Initial Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) party hereto and which, immediately prior to giving effect to this Third Amendment, is a Lender (an “Existing Lender” and, collectively, the “Existing Lenders”), Wachovia Bank, National Association (the “New Lender” and, collectively with the Existing Lenders, the “Lenders” and each individually, a “Lender”) and Bank of America, N.A. as Administrative Agent and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Credit Agreement dated as of October 4, 2005 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Initial Guarantors, the Existing Lenders, the Administrative Agent and the L/C Issuer.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the L/C Issuer desire to amend certain provisions of the Credit Agreement to, among other things, provide for an increase in the Total Acquisition Commitment such that the Total Acquisition Commitment may, pursuant to the terms and conditions of the Credit Agreement, be increased to $85,000,000 (from the $35,000,000 amount available prior to giving effect to this Third Amendment), in all cases as provided more fully herein below;

WHEREAS, the New Lender wishes to become a party to the Credit Agreement and assume a $20,000,000 aggregate portion of the Loans and Commitments under the Credit Agreement in accordance with its Applicable Percentage as set forth on Schedule 2.1 attached hereto;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Amendment to Section 1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)                                  The definition of “Combined Interest Coverage Ratio” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting paragraph (a) of such definition in its entirety and restating it as follows:  “(a) Combined EBITDA for the Reference Period most recently ended to”.

(b)                                 The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the date “October 2, 2009” which appears in such definition and substituting in place thereof the date “April  22, 2011”.

(c)                                  The definition of “Partnership Agreement” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the end of the text thereof the words “as the same may be amended, restated, modified and/or supplemented from time to time, provided, however, to the extent the definition of “Available Cash” is amended or modified in any such amended, restatement, modification or supplement, such amendment or modification to such definition shall be acceptable in all respects to the Administrative Agent”.

(d)                                 Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Hudson Acquisition” means the acquisition by the Borrower from the Hudson Seller of the three petroleum product terminals in Albany, New York, Burlington, Vermont and Newburgh, New York for an aggregate purchase price of $101,500,000 pursuant to the terms of the Hudson Purchase Agreement.

“Hudson Purchase Agreement” means that certain Terminals Sale and Purchase Agreement dated as of March 16, 2007 by and between the Hudson Seller and the Borrower, as the same may be amended.

“Hudson Seller” means ExxonMobil Oil Corporation.

§2.  Amendment to Section 2 of the Credit Agreement.  Section 2 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 2.7(b) of the Credit Agreement is hereby amended by deleting the words “Eurodollar Rate for such Interest Period plus one and three quarters of one percent (1 3/4%)” and substituting in place thereof the words “Eurodollar Rate for such Interest Period plus one and one half percent (1 1/2%)”;

(b)                                 Section 2.8(b) of the Credit Agreement is hereby amended by deleting the date “June 30, 2009” which appears in the last sentence of Section 2.8(b) and substituting in place thereof the words “the Maturity Date”.

(c)                                  Section 2.8(d) of the Credit Agreement is hereby amended by deleting the text of Section 2.8(d) in its entirety and substituting in place thereof the words “Intentionally Omitted”.

(d)                                 Section 2 of the Credit Agreement is further amended by inserting immediately after the end of the text of Section 2.12 the following:

2.13                        Increase in Commitments.

(a)                                  Request for Increase.  Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Total Acquisition Commitment and/or the Total WC Revolver Commitment by an amount (for all such requests) not exceeding $50,000,000 in the case of the Total Acquisition Commitment and $100,000,000 in the case of the Total WC Revolver Commitment; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Borrower may make a maximum of three such requests for each of the Total Acquisition Commitment and the Total WC Revolver Commitment.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify whether the Borrower is requesting an increase in the Total Acquisition Commitment, the Total WC Revolver Commitment or both, and the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees in its sole discretion to increase its Acquisition Commitment or WC Revolver Commitment, as the case may be (and in the case of a request for an increase in both Commitments, such Lender shall specify whether it is agreeing to increase both its Acquisition Commitment and WC Revolver Commitment, or just one) and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its applicable Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)                                 Effective Date and Allocations.  If the Total Acquisition Commitment and/or Total WC Revolver Commitment, as the case may be, are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of each such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of each such increase and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to any such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1, and (B) no Default or Event of Default exists.  The Borrower shall prepay any Acquisition Loans or WC Revolver Loans, as the case may be, outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the applicable Commitments under this Section.

(f)                                    Conflicting Provisions.  This Section shall supersede any provisions in Section 2.12 or 10.1 to the contrary.

§3.  Amendment to Section 6 of the Credit Agreement.  Section 6.2(g) of the Credit Agreement is hereby amended by deleting Section 6.2(g)(i) in its entirety and restating it as follows:  “(i) on the 15th day of each calendar month (or if such day is not a Business Day, the next subsequent Business Day), or such earlier time as the Administrative Agent may request, a complete and accurate Borrowing Base Report setting forth the Borrowing Base as at the close of business on the 15th day of such month (or other date so requested by the Administrative Agent), and”

§4.  Amendment to Section 7 of the Credit Agreement.  Section 7 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 7.2(j) of the Credit Agreement is hereby amended by inserting immediately after the words “a Permitted Acquisition” a comma and the words “and the Hudson Acquisition”.

(b)                                 Section 7.6(b) of the Credit Agreement is hereby amended by inserting immediately after the words “permitted by Section 7.4” the words “and the Hudson Acquisition, provided, in the case of the Hudson Acquisition, only so long as (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (ii) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Borrower and of the Hudson Seller has approved such acquisition; (iii) the Hudson Acquisition is consummated on the terms set forth in the Hudson Purchase Agreement; (iv) the Borrower has provided the Administrative Agent with prior written notice of the date of consummation of such Hudson Acquisition; (v) the Hudson Acquisition would not subject to the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (vi) the Borrower has provided the Administrative Agent with evidence satisfactory to the Administrative Agent that (1) MLP has received cash proceeds of not less than $50,000,000 for the issuance of certain class B Units pursuant to the terms of the Class B Unit Purchase Agreement dated on or prior to the date of the consummation of the Hudson Acquisition by and among the MLP and the investors party thereto and MLP has contributed such proceeds to the Borrower; and (2) all such proceeds are being used to fund a portion of the purchase price of the Hudson Acquisition”.

(c)                                  Section 7.6(c) of the Credit Agreement is hereby amended by inserting immediately after the words “the assets or stock of another Person” which appear in the first sentence of Section 7.6(c) the words “, other than the Hudson Acquisition”.

(d)                                 Section 7.18(c) of the Credit Agreement is hereby amended by deleting the ratio of “2.75:1.00” which appears in Section 7.18(c) and substituting in place thereof the ratio “2.50:1.00”.

(e)                                  Section 7.19 of the Credit Agreement is hereby amended by deleting Section 7.19 in its entirety and restating it as follows:

7.19                        Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure in any fiscal year that exceed, in the aggregate for all Loan Parties, $10,000,000 for such fiscal year.

§5.  Amendment to Section 10 of the Credit Agreement.  Section 10.7(f)(i) of the Credit Agreement is hereby amended by inserting immediately after the words “any of its rights or obligations under this Agreement” which appear in Section 10.7(f)(i) the words “or any Eligible Assignee invited to be a Lender pursuant to Section 2.13(c)”

§6.  Amendment to Schedule 2.1 to the Credit Agreement; Reallocation.  Schedule 2.1 to the Credit Agreement is hereby amended by deleting Schedule 2.1 in its entirety and replacing it with the Schedule 2.1 attached hereto.  In addition, the parties hereto hereby acknowledge and agree that to the extent any WC Revolver Loans, Acquisition Loans or Revolver Loans, as the case may be, are outstanding on the date on which this Third Amendment becomes effective, the Lenders with a WC Revolver Commitment, Acquisition Commitment and Revolver Commitment, as the case may be, shall make such allocations among themselves such that after giving effect to this Third Amendment (including, without limitation, the assumption by the New Lender as contemplated by §7(b) below) each such Lender’s outstanding WC Revolver Loans, Acquisition Loans or Revolver Loans, as the case may be, shall not exceed such Lender’s Applicable Percentage of the Total WC Revolver Commitment, the Total Acquisition Commitment or the Total Revolver Commitment, as the case may be.  For the avoidance of doubt, no recordation fee contemplated by Section 10.6(b)(iv) shall be required to be paid by any Lender as a result of any reallocation required hereunder.

§7.  Accession by New Lender.

(a)  Notwithstanding anything to the contrary contained in the Credit Agreement, the parties hereto hereby consent and agree to, subject to the satisfaction of all conditions set forth in this Third Amendment, an increase of $50,000,000 to the Total Acquisition Commitment (thereby increasing the Total Acquisition Commitment to $85,000,000), with each of the Existing Lenders and the New Lender having the relevant Acquisition Commitment, WC Revolver Commitment, Revolver Commitment and Applicable Percentage as set forth beside each such Lender’s name on Schedule 2.1 attached hereto.

(b)  The New Lender hereby agrees to assume, without recourse to the Existing Lenders or the Administrative Agent, on the Effective Date (as defined below), an Acquisition Commitment of $2,615,384.62, a WC Revolver Commitment of $16,923,076.92 and a Revolver Commitment of $461,538.46.  Upon such assumption, each of the Total Acquisition Commitment, the Total WC Revolver Commitment, the Total Revolver Commitment and the Applicable Percentages shall be as set forth on Schedule 2.1 attached hereto.  The New Lender hereby agrees to be bound by, and each of the Borrower, the Existing Lenders, and the Agent hereby agree that the New Lender shall be entitled to the benefits of all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents as if the New Lender had been one of the lending institutions originally executing the Credit Agreement as a “Bank”.

(c)  The New Lender (i) represents and warrants that (1) it is duly and legally authorized to enter into this Third Amendment, (2) the execution, delivery and performance of this Third Amendment do not conflict with any provision of law or of the charter or by-laws of the New Lender, or of any agreement binding on the New Lender and (3) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Third Amendment, and to render the same the legal, valid and binding obligation of the New Lender, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms (1) that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in §5.5 of the Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Third Amendment, (2) that it would qualify as an “Eligible Assignee” under the Credit Agreement, and (3) that all acts, conditions and things required to be done and performed have occurred prior to the execution, delivery and performance of this assignment, and to render the same the legal, valid and binding obligation of each such Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any Existing Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative

Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d)  The effective date for purposes of this Third Amendment shall be the date on which all conditions to effectiveness set forth in §8 hereof have been satisfied (the “Effective Date”).

(e)  On the Effective Date, the Existing Lenders and the New Lender shall take all necessary actions with respect to outstanding Loans to make allocations among such Lenders so that each Bank’s interest in the outstanding Loans equals its Applicable Percentage of each such Loan after giving effect to the assumption by the New Lender.  For the avoidance of doubt, no recordation fee contemplated by Section 10.6(b)(iv) shall be required to be paid by any Lender as a result of any reallocation required hereunder.

(f)  From and after the Effective Date, the Borrower shall make all payments in respect of the New Lender’s Commitments (including payment of principal, interest, fees and other amounts) to the Administrative Agent for the account of the New Lender.

§8.  Conditions to Effectiveness. This Third Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)                                  the fully-executed original counterparts of this Third Amendment executed by the Loan Parties, the Administrative Agent and the Lenders;

(b)                                 receipt by the Administrative Agent for the respective accounts of the Existing Lenders of an amendment fee of five (5) basis points on each Existing Lender’s aggregate Commitments (which, for the avoidance of doubt, includes the Acquisition Commitment, the WC Revolver Commitment and the Revolver Commitment) immediately prior to giving effect to the increase contemplated by this Third Amendment;

(c)                                  receipt by the Administrative Agent for the respective accounts of the Lenders of an upfront fee of fifteen (15) basis points on the amount by which each such Lender’s aggregate Commitments (which, for the avoidance of doubt, includes the Acquisition Commitment, the WC Revolver Commitment and the Revolver Commitment) are increased pursuant to this Third Amendment (with the New Lender receiving 15 basis points on the amount being committed by such New Lender hereunder).

(d)                                 receipt by the Administrative Agent of the fees provided for in the fee letter of even date herewith; and

(e)                                  evidence satisfactory to the Administrative Agent that all necessary corporate, partnership and limited liability company action has been taken to approve the transactions contemplated hereby.

§9.                               Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Third Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§10.                        Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Third Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§11.                        No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer or the Lenders consequent thereon.

§12.                        Counterparts.  This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§13.                        Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

GLOBAL COMPANIES LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

GLEN HES CORP.

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

CHELSEA SANDWICH LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Todd MacNeill
Title: Vice President

BANK OF AMERICA, N.A., as
a Lender and L/C Issuer

By:	/s/ Christen A. Lacey
Christen A. Lacey, Principal

STANDARD CHARTERED BANK, as
a Lender

By:	/s/ Patricia Doyle
Title: Director

By:	/s/ Robert K. Reddington
Title: AVP

JPMORGAN CHASE BANK, N.A., as
a Lender

By:	/s/ John M. Hariaczyi
Title: Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Emmanuel Chesneau
Title: Managing Director

By:	/s/ Barbara Paulsen
Title: Managing Director

CITIZENS BANK OF MASSACHUSETTS,
as a Lender

By:	/s/ Marina Grossi
Title: Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Robert Lanigan
Title: Senior Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Suzanne Durney
Title: Vice President

By:	/s/ Juan Mejia
Title: Director

WEBSTER BANK NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Richard A. O’Brien
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kevin D. Smith
Title: Senior Vice President

TD BANKNORTH, N.A.,
as a Lender

By:	/s/ Curtis C. Simard
Title: Senior Vice President

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ M.W. Sweeney
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Kevin E. Burke
Title: Senior Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Third Amendment as of April 24, 2007, and agrees that the Guaranty dated as of October 4, 2005 (as amended and in effect from time to time, the “Guaranty”) from each of the undersigned Guarantors remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, the Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By:	Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

GLOBAL GP LLC

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer

SCHEDULE 2.1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Initial WC Revolver Commitment	Applicable Percentage of the Initial WC Revolver Commitment	WC Revolver Commitment after 2.1(a)(ii) Increase	Applicable Percentage of the Total WC Revolver Commitment after increase pursuant to Section 2.1(a)(ii)	WC Revolver Commitment after 2.1(a)(iii) Increase	Applicable Percentage of the Total WC Revolver Commitment after increase pursuant to Section 2.1(a)(iii)	Acquisition Commitment	Revolver Commitment	Applicable Percentage of Acquisition Commitment and Revolver Commitment
Bank of America, N.A.	$55,384,615.38	12.31%	$61,538,461.54	12.31%	$67,692,307.69	12.31%	$10,461,538.46	$1,846,153.85	12.31%

JPMorgan Chase Bank, N.A.	$51,923,076.92	11.54%	$57,692,307.69	11.54%	$63,461,538.46	11.54%	$9,807,692.31	$1,730,769.23	11.54%

Societe Generale	$51,923,076.92	11.54%	$57,692,307.69	11.54%	$63,461,538.46	11.54%	$9,807,692.31	$1,730,769.23	11.54%

Standard Chartered Bank	$50,538,461.54	11.23%	$56,153,846.16	11.23%	$61,769,230.77	11.23%	$9,546,153.85	$1,684,615.38	11.23%

Citizens Bank of MA	$51,923,076.92	11.54%	$57,692,307.69	11.54%	$63,461,538.46	11.54%	$9,807,692.31	$1,730,769.23	11.54%

Fortis Capital Corp.	$39,461,538.46	8.77%	$43,846,153.84	8.77%	$48,230,769.22	8.77%	$7,453,846.15	$1,315,384.62	8.77%

Sovereign Bank	$38,076,923.08	8.46%	$42,307,692.31	8.46%	$46,538,461.54	8.46%	$7,192,307.69	$1.269,230.77	8.46%

KeyBank National Association	$34,615,384.62	7.69%	$38,461,538.47	7.69%	$42,307,692.32	7.69%	$6,538,461.54	$1,153,846.15	7.69%

Webster Bank National Association	$17,307,692.31	3.85%	$19,230,769.23	3.85%	$21,153,846.15	3.85%	$3,269,230.77	$576,923.08	3.85%

TD BankNorth, N.A.	$17,307,692.31	3.85%	$19,230,769.23	3.85%	$21,153,846.15	3.85%	$3,269,230.77	$576,923.08	3.85%

Wells Fargo Bank, N.A.	$27,692,307.69	6.15%	$30,769,230.77	6.15%	$33,846,153.85	6.15%	$5,230,769.23	$923,076.92	6.15%

Wachovia Bank, National Association	$13,846,153.85	3.08%	$15,384,615.39	3.08%	$16,923,076.93	3.08%	$2,615,384.62	$461,538.46	3.08%

TOTAL	$450,000,000	100%	$500,000,000	100%	$550,000,000	100%	$85,000,000	$15,000,000	100%